EXHIBIT 23.01


INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated March 19, 2002 in this Form 10-KSB as amended of Demand Financial International, Ltd.


June 5, 2002


 /s/ Malone & Bailey, PLLC
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     Malone & Bailey, PLLC
     Houston, Texas